Exhibit 99.1

. Mack-Cali Realty Corporation Investor Presentation NAREIT Conference November 2018

2 Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Operating and Financial Data should be read in connection with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

3 Jersey City Portfolio Overview Mack-Cali has a leading residential and office presence in Jersey City’s premier market 4 Residential Units Office SF Future Developments Transportation 2 3 1 5 6 7 8 14 15 16 17 10 11 12 13 Urby (762 Units) Marbella (412 Units) M2 (311 Units) Monaco (523 Units) 101 Hudson (1.2 MSF) Harborside 4A (0.2 MSF) Harborside 5 (1.0 MSF) Harborside 1,2,3 (1.9 MSF) 111 River (0.6 MSF) 25 Christopher Columbus Harborside 8 Urby II 107 Morgan Exchange Place PATH NY Waterway - Harborside NY Waterway - Paulus Hook Light Rail - Harborside 9

3Q 2018 Key Statistics (1) Square Feet Office Space (Incl. Flex Portfolio) % Leased (Excl. Non-Core) GAAP Rental Rate Roll-Up (Excl. Non-Core) Cash Rental Rate Roll-Up (Excl. Non-Core) Operating Residential Units % Leased Residential Units In-Construction Residential Units/Keys 6,615 96.4% 1,794 Market Capitalization Net Asset Value (Estimate) $3.7 billion $5.3 billion 15.2 million 84.2% 30.9% 9.9% Pictured: Harborside Financial Center 4 In-Construction Avg Development Yield 6.9% Notes (1) All data as of September 30, 2018.

5 Office buildings (Excluding Flex) Operating/In Construction Units (WO/JV) Operating/In Construction Units (Subordinate) Total Market Cap Weighted Average Interest Rate Interest Coverage Ratio Core FFO (Qtr.) 41 (64% Reduction) 8,279 (118% Increase) 130 (96% Reduction) $5.3 billion (36% Increase) 3.79% (33% Reduction) 3.3 (22% Increase) $43.3 million (7% decrease) AFFO (Qtr.) $29.8 million (22% increase) Comprehensive Transformation Office Buildings (Excluding Flex) Operating/In Construction Units (WO/JV) Operating/In Construction Units (Subordinate) Total Market Cap Weighted Average Interest Rate Interest Coverage Ratio Core FFO (Qtr.) AFFO (Qtr.) 115 3,800 3,026 $3.9 billion 5.67% 2.7 $46.5 million $24.5 million 2Q15 3Q18 Pictured: Jersey City Waterfront Assets Consolidated Residential NOI (Annualized) $14.3 million Consolidated Residential NOI (Annualized) $58.3 million (307% Increase)

NOI Evolution 6 Total Portfolio NOI: $333M 69% of NOI from Preferred Business Segments Total Portfolio NOI: $357M 37% of NOI from Preferred Business Segments Market NOI % Waterfront Office $82 23% Residential 28 8% Class A Suburban Office 23 6% Subtotal $133 37% Suburban Office 170 48% Flex 54 15% Total $357 100% $ in millions Mack-Cali has transformed its business from a suburban office company to a dual platform residential and geographically focused office company Market NOI % Waterfront $97 29% Residential 88 26% Class A Suburban 45 13% Subtotal $230 69% Suburban 64 19% Flex 39 12% Total $333 100% Market NOI % Waterfront $97 26% Residential 125 34% Class A Suburban 45 12% Subtotal $267 72% Suburban 64 17% Flex 39 11% Total $370 100% Total Portfolio NOI: $370M 72% of NOI from Preferred Business Segments 48% 15% 8% 23% 12% 26% 29% 11% 34% 26% 17% 13% 12% 19% Class A Suburban Class A Suburban Class A Suburban 7% Residential Note: (1) See Total Portfolio NOI reconciliation and Information on Net Operating Income (NOI) on p.33 Waterfront Suburban Flex Residential 3Q 2018 NOI Composition (annualized) (1) Waterfront Suburban Flex Residential Projected NOI Composition W/ CIP Stabilized (annualized) (1)

7 Valuation – NAV 3Q 2018 $ in millions (except per share amounts) Notes: See appendix for additional information The company’s NAV estimate of $3.7B is further supposed using alternative valuation methodologies on page 8

Office Portfolio Value Valuation - Implied Stock Price 8 Note: As of November 2, 2018 The office standalone net debt/EBITDA is 8.3x Corresponds to 10.971 MSF of office space as reflected on page 7 Per the NAV schedule on page 7, we believe our current share price is comprised solely of our Flex Park and Roseland portfolios:

Residential – 2018 Lease Up Success 9 The Company has delivered 1,212 units to the marketplace in 2018, which are collectively 74.4% leased as of October 29, 2018 Highlighting this success is the absorption of RiverHouse 11. The property opened on July 6, 2018 and is currently stabilized at 95.6% leased (282 units) Phase I Phase II Units 295 296 197 237 128 59 Location Weehawken, NJ East Boston, MA Morris Plains, NJ Worcester, MA Morristown, NJ Commenced Operations July 6, 2018 May 4, 2018 March 24, 2018 February 24, 2018 July 23, 2018 April 23, 2018 Units Absorbed 282 217 169 158 20 56 Percent Leased 95.6% 73.3% 85.8% 66.7% 15.6% 94.9% Development Yield 6.60% 6.40% 6.68% 6.21% 6.72% Stabilized Cash Flow (1) $4.7 million $4.3 million $1.9 million $3.4 million $0.1 million RiverHouse 11 Portside 5/6 Signature Place 145 Front Street Metropolitan Lofts Note: Represents projected stabilized NOI after debt service. See page 33 for Information on Net Operating Income (NOI)

Residential – Market Leading Portfolio 10 As of 3Q 2018, Roseland had a portfolio-wide percentage leased of 96.4% Roseland’s low volatility portfolio has leased within a 200 bps range over last three years, which management believes is supportive of higher loan-to-value debt Roseland’s portfolio has an average age of under 9 years – an industry leader With the Marbella acquisition, we have nearly eliminated our subordinated interests (130 units remain) Gross Portfolio Value Stabilized Gross Asset Value $4,547 Less: Discount for CIP (107) Discounted Gross Asset Value $4,440 Less: Existing Debt (1,999) Less: 3rd Party Interests (605) Rockpoint Share 255 Roseland Net Asset Value $1,581 Historical Percentage Leased 92.0% 94.0% 96.0% 98.0% 100.0% 4Q14 2Q15 4Q15 2Q16 4Q16 2Q17 4Q17 2Q18 % Leased Average Hudson River Waterfront 63.0% Boston Metro 20.7% NJ Corridor 8.6% Washington, D.C. 5.6% New York Metro 1.3% Philadelphia Metro 0.8% NAV by Market 9.7 8.5 8.9 8.9 7.5 8.0 8.5 9.0 9.5 10.0 2017 2018 2019 2020 Avg Building Age Projection (years)

Residential – Value Creation Estimated Value Creation from In-Construction Projects Projected NOI $50.8M Market Value of Projected NOI 979.8M Less: Cost of Development - 737.2M Value Creation $242.6M Roseland Share $208.4M 9 Roseland’s in-construction and lease-up portfolio is forecasted to create approximately $242.6 million of value through 2020 (Roseland share: $208.4M). 145 Front Street at City Square (365 Units) Phase I - 1Q 2018 Delivery Phase II - 3Q 2018 Delivery Portside 5/6 (296 Units) 2Q 2018 Delivery RiverHouse 11 at Port Imperial (295 Units) 3Q 2018 Delivery Building 9 at Port Imperial (313 Units) 4Q 2020 Delivery Marriott Hotels at Port Imperial (372 Keys) 4Q 2018 Delivery Riverwalk C at Port Imperial (360 Units) 4Q 2020 Delivery Current Development Pipeline

Residential - Development Delivery and FFO Creation 12 2019E: $28.1 M 2020E 1: $37.1 M 2018E: $13.7 M Pictured: Monaco Jersey City The growth reflected below is solely from Roseland’s current Operating and In-Construction portfolio Economic Stabilizations Quarry Place at Tuckahoe – 108 Units ($1.1M) Chase II – 292 Units ($2.7M) Urby at Harborside – 762 Units ($9.9M) Economic Stabilizations Signature Place at Morris Plains – 197 Units ($1.9M) Lofts at 40 Park – 59 Units ($0.1M) 145 Front Street at City Square – 365 Units ($3.4M) RiverHouse 11 at Port Imperial – 295 Units ($4.7M) Portside 5/6 – 296 Units ($4.3M) Economic Stabilizations Marriott Hotels at Port Imperial – 372 Keys ($9.0M) Notes (1) 2020 incremental FFO creation excludes proceeds from the late 2020 delivery of Riverwalk C, Chase III and Building 9. $0 $10 $20 $30 $40 $50 $60 $70

Residential – Equity Requirements 13 As summarized in the table below, Mack-Cali is planning on and expects to have excess capital sources available to achieve the following key objectives: Complete Roseland’s in-construction portfolio of 1,794 units Complete Roseland’s funding requirement for Priority Starts comprising 2,347 units Notes: (1) Represents capital sources prior to reinvestment of Roseland cash flow generation. $ in thousands

Office – Rent Growth by Property Type 14 The Company achieved GAAP roll-ups of 30.9% across its core portfolio and 41.1% at waterfront assets, as well as Cash roll-ups of 9.9% across its core portfolio and 12.7% at waterfront assets Waterfront rents continue to climb as the Company focuses on its trophy assets As waterfront rents continue to climb, management believes re-leasing previously discounted prime office space presents a sizeable mark to market opportunity FY 2015 FY 2016 FY 2017 FY 2018 (1) Waterfront $34.36 $40.45 $48.88 $49.99% 17.7% 20.8% 2.3% Class A Suburban 29.42 32.71 34.29 $32.21% 11.2% 4.8% (6.1%) Suburban 23.37 27.50 27.53 $28.50% 17.7% 0.1% 3.5% Key Markets (avg) $25.72 $34.54 $38.72 $37.84% 34.3% 12.1% (2.3%) $29.15 $20.60 $23.58 $38.16 Portfolio Re-Leasing Spreads $33.30 $42.88 $48.88 $46.98 Waterfront Re-Leasing Spreads $43.27 $38.39 $32.77 $36.00 3Q 2018 (Cash) Notes: (1) 2018 GAAP new rents signed based on leases signed through 3Q 2018 and projections to the end of the year. $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 FY 2015 FY 2016 FY 2017 FY 2018 (1) New Rents Signed by Property Type (GAAP) Waterfront Class A Suburban Suburban Average

($ in millions) Percent of Goal Buildings Building SF Avg. Base Rent Disposition Program: 2016 $643.9 40.6% 28 4,016,103 $31.84 2017 527.7 33.3% 92 9,935,471 15.58 2018 YTD 263.5 16.6% 24 2,050,586 28.06 Dispositions (2015 – YTD 2018) $1,435.2 90.5% 144 16,002,167 $25.17 Under Contract/Negotiations 131.1 8.3% 6 766,563 24.44 Active Dialogue/Future Dispositions 18.9 1.2% 2 195,255 24.63 Total Dispositions $1,585.2 100.0% 152 16,963,985 $25.13 Total Remaining Portfolio 101 14,341,134 $30.47 Remaining Flex Parks 62 3,526,612 18.57 Remaining Office Portfolio 39 10,814,522 $34.35 We have made significant progress in our portfolio transformation via dispositions of non-core and JV assets and expect to finish our program in 2018. The average rent profile of our remaining office portfolio is higher than the disposition portfolio Office - Disposition Strategy & Statistics 15 Disposition Target $1,585.2M 2015 - 2018 Dispositions $1,435.2M Contract $131.1M 36.7%

Office – Waterfront and Class A Capital Improvements 16 Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual June 2018 billings times 12. For leases whose rent commences after July 1, 2018 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. The Company allocated an aggregate $53.7 million to capital improvements at office assets in 2017 and projects to spend an additional $60.6 million in 2018 Before After Harborside Atrium – Jersey City, NJ

Office – Suburban Capital Improvements 17 Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual June 2018 billings times 12. For leases whose rent commences after July 1, 2018 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Reflects Suburban portfolio as presented in the Supplemental with the omission of 201 Littleton (88.4 KSF), 2 Dryden Way (6.2 KSF), and 23 Main Street (350 KSF), as these assets are either net leases or up for disposition. The Company allocated an aggregate $53.7 million to capital improvements at office assets in 2017 and projects to spend an additional $60.6 million in 2018 1 River Center – Middletown, NJ

Office – Waterfront Leasing Prospects 18 4Q 2017 SF (Thousand) Looking ahead to 2019 and beyond, we believe Mack-Cali will be in an excellent position to capitalize on the momentum provided by our building improvements, new leases signed, and the continued enhancement of the Jersey City Waterfront’s reputation as the place to work, live, and play. The pace of conversion from prospect to signed lease is beginning to accelerate, providing a positive outlook. The New Lobby for Harborside 2&3 (Opened June 2018) 231,155 SF 3Q YTD Waterfront Roll Up Waterfront Deal Conversion 227,666 SF 850,000 SF

Mack-Cali’s residential and core office assets are concentrated in targeted urban markets and transit based locations, with approximately 73% of NAV along the Hudson River Waterfront. Geographic Breakdown Hudson River Waterfront NAV ($) NAV (%) Office (Jersey City, Hoboken) $1,530M 42% Residential (Jersey City / Port Imperial) 1,160 M 32% Total $2,690M 73% 18 Port Imperial Waterfront Jersey City Waterfront

NJ Grows: Mack-Cali is well positioned to benefit from business incentive program 20 Tenants locating in the Company’s core markets may be eligible to participate in the Grow NJ Assistance Program, a powerful job creation program designed to strengthen New Jersey’s competitive edge. Companies that create jobs in New Jersey are eligible for a potential gross benefit ranging from $6,000 to $9,750 per qualifying new employee, per year in tax incentives for up to ten years. At a 200 square feet per employee space metric, this incentive could provide approximately $30.00 PSF - $48.75 PSF in gross savings per year. The Grow NJ program is currently scheduled to “sunset” on June 30, 2019. Applications must be filed prior to that date.

Jersey City Residential Calculator 21 Reflects 2018 tax rates for single filers. Federal Income Tax values reflect rates from US Tax Center at IRS.com, a private sector financial services company. FICA rates reflect those listed for Social Security & Medicare Withholdings on IRS.gov. New Jersey State Income Tax reflect rates from the New Jersey Division of Taxation’s Website. New York State Income Tax reflect rates listed on the New York State Department of Taxation and Finance’s website. New York City Personal Income Taxes reflect rates listed on NYC.gov. Jersey City is a compelling financial alternative to Manhattan, providing significant income advantages after taxes and rent. 3Q 2018 Roseland Residential

Regional Spotlight - Jersey City 22 Mack-Cali and Roseland have a market leading residential & office portfolio along the Jersey City Waterfront. Residential Units % Leased (9/30/18) Rent PSF (9/30/18) Marbella 412 95.4% $41.88 Monaco 523 96.% 45.00 M2 311 95.5% 45.98 Urby 762 97.9% 58.02 Total 2,008 96.5% $49.45 Remaining Land 4,807 Operating Office Portfolio 4.884 MSF 73.2% $38.85 2018/2019 Jersey City Starts 25 Christopher Columbus Drive: 25 Christopher Columbus, a near-term start is a 718-market unit mixed use development, including a school and significant retail space. Urby II: The follow-up to the neighborhood-defining joint venture between Mack-Cali and Ironstate, Urby II is scheduled to begin construction in 2019. Harborside 8: The Company plans to begin construction on Harborside 8 next year. The project – a 679-unit prime development with unparalleled views of downtown Manhattan, will be the pinnacle of the Roseland Jersey City portfolio. Harborside 8

Repositioning - Harborside Cultural District The Company continues to invest in our Jersey City assets as part of a complete transformation project to create a cultural district at Harborside. 23 Lutze Biergarten Harborside Tower (Proposed JV with SJP Properties) New Retail, Dining and Event Space Re-Skin of Harborside Complex Revitalized Pedestrian Walkways and New Ferry European-Style Food Hall

# Jersey City: The New Scene



**1st**
**Most Livable City in the US**
Smartasset (2016)

**1st**
**Fastest- Growing Metro Area in NJ**
Forbes & CareerBliss

**2nd**
**Happiest City to Work in the US**
Forbes & CareerBliss

**5th**
**Best Public Transportation in the US**
Business Insider

**Top 5**
**US Cities for Millennials**
Niche & Forbes

**10th**
**US Cities Where Millennials Make Over $350,000**
Zillow

**10th**
**Most Artistic City in the US**
Atlantic Magazine

**Top 5**
**Hippest Blocks in NYC**
Forbes & CareerBliss




HARDWARE

24

Regional Spotlight - Port Imperial 25 The Port Imperial submarket provides unrivaled access to Midtown West and Hudson Yards ($17Bn investment) via the NY Waterway Ferry. Port Imperial will further become a prime residential destination as companies migrate to Hudson Yards Operating In-Construction Land Current: 611 Units 1,045 Units/Keys 1,391 Units Y/E 2018: 983 Units/Keys 673 Units 1,391 Units

Port Imperial Fundamentals 26 Port Imperial is a community sought after by young professionals looking for access to New York City and unrivaled value. The neighborhood offers numerous parks, walking paths, retail options and dining experiences, all within walking distance. The unparalleled absorption of new units indicate that the Port Imperial market is positioned for continued growth.

# Regional Spotlight - Overlook Ridge

**Roseland has developed the 92 acre Overlook Ridge community, located 5 miles from the center of Boston and directly off of Route 1**

| Operating Properties | Units | % Leased (9/30/18) | Rent PSF (9/30/18) |
|---|---|---|---|
| Alterra at Overlook Ridge | 722 | 96.5% | $24.12 |
| The Chase at Overlook Ridge | 664 | 97.6% | 26.76 |
| **Total** | **1,386** | **97.0%** | **$25.38** |
| **In-Construction (Chase III)** | **326** | | |
| **Remaining Land** | **490** | | |



## In-Construction

**Chase III at Overlook Ridge:** The phase three culmination of the Overlook Ridge Master Plan, Cantera at Overlook Ridge, a 326-unit residential development is projected to begin construction later this year. With direct access to Boston via Route 1, Cantera offers luxury apartments to anyone seeking the comforts of a suburban community with the city at their doorstep. Construction on Chase III began in 3Q 2018 and is projected to commence operations in 4Q 2020.

| Units | Costs | Debt | MCRC Capital | MCRC Capital To Date | Projected Stabilized NOI | Projected Stabilized Yield |
|---|---|---|---|---|---|---|
| 326 | $99.9M | $62.0M | $37.9M | $14.4M | $6.0M | 6.05% |



27

Appendix 28

# Global Definitions

**Average Revenue Per Home:** Calculated as total apartment revenue for the quarter ended September 30, divided by the average percent occupied for the quarter ended September 30, 2018, divided by the number of apartments and divided by three.

**Class A Suburban:** Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

**Consolidated Operating Communities:** Wholly owned communities and communities whereby the Company has a controlling interest.

**Flex Parks:** Primarily office/flex properties, including any office buildings located within the respective park.

**Future Development:** Represents land inventory currently owned or controlled by the Company.

**Identified Repurposing Communities:** Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

**In-Construction Communities:** Communities that are under construction and have not yet commenced initial leasing activities.

**Lease-Up Communities:** Communities that have commenced initial operations but have not yet achieved Project Stabilization.

**MCRC Capital:** Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

**Net Asset Value (NAV):** The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

**Net Operating Income (NOI):** Total property revenues less real estate taxes, utilities and operating expenses

**Non-Core:** Properties designated for eventual sale/disposition or repositioning/redevelopment.

**Operating Communities:** Communities that have achieved Project Stabilization.

**Predevelopment Communities:** Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

**Project Completion:** As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

**Project Stabilization:** Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

**Projected Stabilized NOI:** Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

**Projected Stabilized Yield:** Represents Projected Stabilized NOI divided by Total Costs.

**Repurposing Communities:** Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

**Subordinated Joint Ventures:** Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

**Suburban:** Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

**Third Party Capital:** Capital invested by third parties and not Mack-Cali.

**Total Costs:** Represents full project budget, including land and developer fees, and interest expense through Project Completion.

**Waterfront:** Office assets located on NJ Hudson River waterfront.

29

Development Activity and Cash Flow Growth 4Q 2017 Note: Roseland delivered Phase I (237 units) in 1Q 2018 and envision completion of Phase II (128 units) in 3Q 2018. Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.22 percent. $ in millions (unaudited) 30

# Notes: Net Asset Value
## (Unaudited)

(1) Reflects Projected 2018 Cash NOI for office assets; projected 12-month NOI for stabilized residential assets and the projected stabilized NOI for residential assets in development and lease-up. See Information About Net Operating Income on page 33.

(2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

(3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves, leasing and base building capital expenditures, including Harborside renovations. The Waterfront valuation includes $80 million in capital for the Harborside renovations. Additionally, the analysis includes approximately $88 million in base building capital during the first three years of the five year discounted cash flow. The capital is allocated to physical building improvements and is estimated $40 million at the Waterfront, $28 million in the Class A Suburban, and $20 million in the Suburban portfolio's, respectively. Furthermore, the analysis includes $10 million in leasing capital budgeted in each of the Waterfront, Class A Suburban and Suburban portfolios. This is in addition to the tenant improvements, leasing commissions and capital reserves budgeted.

(4)

| | Rentable Area (MSF) | 2018 Cash NOI | Year 1 Cap Rate | In-Place Rent PSF | Market Rent PSF | Stabilized Occupancy Rate | Stabilized Cap Rate | Unlevered IRR | Value | $ PSF |
|---|---|---|---|---|---|---|---|---|---|---|
| Office | | | | | | | | | | |
| Hudson Waterfront | 4.884 | $84.70 | 4.76% | $38.85 | $45.44 | 92.00% | 6.00% | 7.00% | $1,780 | $364 |
| Class A Suburban | 1.951 | $41.00 | 6.93% | 36.99 | 39.10 | 92.50% | 7.00% | 8.00% | 592 | 303 |
| Suburban | 4.136 | $54.00 | 8.72% | 27.89 | 27.69 | 88.00% | 8.00% | 9.00% | 619 | 150 |
| Flex Parks | 3.527 | $35.90 | 6.54% | 18.57 | 19.67 | 94.00% | 7.00% | 8.00% | 549 | 156 |
| **Subtotal** | **14.498** | **$215.60** | | **$30.54** | **$33.25** | | | | **$3,540** | **$244** |

The year one cap rate, applied to the Projected 2018 Cash NOI, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return. See Information About Net Operating Income on page 33.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations.

(5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties.

(6) Includes the Company's ownership interests in the Hyatt Regency Jersey City and three office joint venture properties.

(7) Wegman's $36 million asset value calculated using $1.6 million projected 2018 cash NOI capped at 4.5%. 24 Hour Fitness $20 million asset value calculated using $1 million projected cash NOI capped at 5%. See Information About Net Operating Income on page 33.

31

32 Notes: Net Asset Value (Unaudited) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel’s value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. Includes Roseland’s last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests. The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $50.8 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $357.4 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. Represents the discount to stabilized value applied to assets that have not yet achieved their respective Projected Stabilized NOI due to construction, lease-up or renovation. See Information About Net Operating Income on page 33. The residential valuation analysis totals to a Roseland NAV of $1,740,000,000 and additional Mack-Cali residential holdings of $96,000,000 or an aggregate $1,836,000,000, with the company’s share of this NAV of $1,564,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $255,000,000 attributable to Rockpoint's noncontrolling interest. The increase in the approximate NAV per share of $0.49 from June 30, 2018 to September 30, 2018 is due primarily to the acquisition of Prudential’s membership interest in Marbella and improved performance at our lease-up properties. Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. Information About Net Asset Value (NAV)

Information About Net Operating Income (NOI) 33 3Q 2018 NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individuals assets being measured and assessed. Definition of: Net Operating Income (NOI) Reconciliation of Net Income to Net Operating Income (NOI) $ in thousands (unaudited) Notes: Adjustment reflects non-real estate overhead general and administrative expense.